VOID AFTER 5:00 P.M., EASTERN TIME, ON MARCH 31, 2005

NEITHER THIS WARRANT NOR THE WARRANT STOCK (AS HEREINAFTER DEFINED) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE
SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE WARRANT STOCK MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND SUCH LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

THIS WARRANT IS SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE HOLDER HEREOF, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND ANY TRANSFERS AND TRANSFEREES OF THIS WARRANT AND THE WARRANT STOCK ARE SUBJECT TO THE TERMS AND CONDITIONS OF SUCH AGREEMENT.

                                  NAVTECH, INC.

             (Incorporated under the laws of the State of Delaware)

                                     Warrant
                                     -------

100,000 Shares                                                   March 31, 2000

     FOR VALUE RECEIVED, NAVTECH, INC., a Delaware corporation (the "Company"), hereby certifies that ROBERT N. SNYDER (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company up to ONE HUNDRED twenty five THOUSAND (125,000) SHARES OF COMMON STOCK, $.001 par value, of the Company ("Common Shares") at a price of ONE DOLLAR AND EIGHTY SEVEN POINT FIVE CENTS ($1.875) per share (the "Exercise Price") during the period commencing on the date hereof and expiring at 5:00 P.M., New York City time, on March 31, 2005.

         The number of Common Shares to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The Common Shares deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock."

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

     1. Exercise of Warrant. This Warrant may be exercised by its presentation and surrender to the Company at c/o Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario Canada N2L-5Z5 (or such office or agency of the Company as it may designate in writing to the Holder hereof), commencing on the date hereof and expiring at 5:00 P.M., Eastern time, on March 31, 2005, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such Form. The

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Company  agrees that the Holder  hereof shall be deemed the record owner of such
Common Shares as of the close of business on the date on which this Warrant shall have been presented and payment made for such Common Shares as aforesaid whether or not the Company or its transfer agent is open for business. Certificates for the Common Shares so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares purchasable hereunder.

     2. Covenants by the Company. The Company covenants and agrees as follows:


          2.1 Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

          2.2 Valid Issuance, etc. All Common Shares which may be issued upon exercise of the rights represented by this Warrant included herein will be, upon payment thereof, validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

          2.3 Taxes. All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of this Warrant or the Warrant Stock.

     3. Fractional Shares. The Company shall not be required to issue certificates representing fractions of Common Shares, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the Company and the Holder that all fractional interests shall be eliminated.

     4. Exchange or Assignment of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Common Shares purchasable hereunder. Subject to the provisions of this Warrant and the receipt by the Company of any required representations and agreements, upon surrender of this Warrant to the Company with the Warrant Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without additional charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. In the event of a partial assignment of this Warrant, the new

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Warrants  issued to the  assignee  and the Holder  shall make  reference  to the aggregate number of shares of Warrant Stock issuable upon exercise of this Warrant.

     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     6. Anti-Dilution Provisions.


          6.1 Adjustments for Stock Dividends; Combinations, Etc. (a) In case the Company shall do any of the following (an "Event"):

               (i) declare a dividend or other distribution on its Common Shares payable in Common Shares of the Company,

               (ii) subdivide the outstanding Common Shares pursuant to a stock split or otherwise,

               (iii) combine the outstanding Common Shares into a smaller number of shares pursuant to a reverse split or otherwise, or

               (iv) reclassify its Common Shares,

          then the Exercise Price in effect at the time of the record date for such dividend or other distribution or of the effective date of such subdivision, combination or reclassification shall be changed to a price determined by dividing (a) the product of the number of Common Shares outstanding immediately prior to such Event, multiplied by the Exercise Price in effect immediately prior to such Event by (b) the number of Common Shares outstanding immediately after such Event. Each such adjustment of the Exercise Price shall be calculated to the nearest cent. No such adjustment shall be made in an amount less than five cents ($.05), but any such amount shall be carried forward and shall be given effect in connection with the next subsequent adjustment. Such adjustment shall be made successively whenever any Event listed above shall occur.

               (b)  Whenever  the  Exercise  Price is  adjusted  as set forth in
          Section 6.1 (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of shares of Warrant Stock), the number of shares of Warrant Stock specified in each Warrant which the Holder may purchase shall be adjusted, to the nearest full share, by multiplying such number of shares of Warrant Stock immediately prior to such adjustment by a fraction, of which the numerator shall be the Exercise Price immediately prior to such adjustment and the denominator shall be the Exercise Price immediately thereafter.

          6.2 Adjustment for Reorganization, Consolidation or Merger. In case of any reorganization of the Company (or any other entity, the securities of which are at the time receivable on the exercise of this Warrant) after the date hereof or in case after such date the Company (or any such other entity) shall consolidate with or merge with or into another entity, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section l at any time after the consummation of such reorganization, consolidation or merger, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 6.l; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

     7. Restrictions on Exercise.


          7.1 Investment Intent. Unless, prior to the exercise of the Warrant, the issuance of the Warrant Stock has been registered with the Securities and Exchange Commission pursuant to the Act, the notice of exercise shall be accompanied by a representation of the Holder to the Company to the effect that such shares are being acquired for investment and not with a view to the distribution thereof, and such other representations and documentation as may be required by the Company, unless in the opinion of counsel to the Company such representations or other documentation are not necessary to comply with the Act.

          7.2 Listing; Qualification. If, at the time of the exercise of this Warrant, the Company's Common Shares are listed on a securities exchange or other self-regulatory body, the Company shall not be obligated to deliver any shares of Warrant Stock until they have been listed on each such securities exchange or other self-regulatory body or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable, including, without limitation, compliance with Rule 10b-17 promulgated under the Securities Exchange Act of 1934, as amended. The Company shall use its best efforts to obtain such listing, qualification and compliance.

     8. Restrictions on Transfer.


          8.1 Transfer to Comply with the Securities Act of 1933. Neither this Warrant nor any Warrant Stock may be sold, assigned, transferred or otherwise disposed of except as follows: (1) to a person who, in the opinion of counsel satisfactory to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 8 with respect to any resale, assignment, transfer or other disposition of such securities; or
     (2) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale, assignment, transfer or disposition.

          8.2 Legend. Subject to the terms hereof, upon exercise of this Warrant and the issuance of the Warrant Stock, all certificates representing such Warrant Stock shall bear on the face or reverse thereof substantially the following legend:

                  "The securities which are represented by this certificate have not been registered under the Securities Act of 1933, and may not be sold, transferred, hypothecated or otherwise disposed of until a registration statement with respect thereto is declared effective under such act, or the Company receives an opinion of counsel for the Company that an exemption from the registration requirements of such act is available."

     9. Lost, Stolen or Destroyed Warrants. In the event that the Holder notifies the Company that this Warrant has been lost, stolen or destroyed and provides (a) a letter, in form satisfactory to the Company, to the effect that it will indemnify the Company from any loss incurred by it in connection therewith, and/or (b) an indemnity bond in such amount as is reasonably required by the Company, the Company having the option of electing either (a) or (b) or both, the Company may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of this Warrant as required by Section 1 hereof.

     10. Subsequent Holders. Every Holder hereof, by accepting the same, agrees with any subsequent Holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent, if any, may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     11. Notices. All notices required hereunder shall be given by first-class mail, postage prepaid, or overnight mail or courier and, if given by the Holder addressed to the Company at c/o Navtech Systems Support Inc., 175 Columbia Street West, Suite 102, Waterloo, Ontario Canada N2L-5Z5, Attention: Corporate Secretary, or such other address as the Company may designate in writing to the Holder; and if given by the Company, addressed to the Holder at the address of the Holder shown on the books of the Company.

     12. Applicable Law. This Warrant is issued under, and shall for all purposes be governed by and construed in accordance with, the laws of the State of Delaware, excluding choice of law principles thereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                            NAVTECH, INC.


                                            By: /S/ Duncan Macdonald
                                                _______________________________

                                  NAVTECH, INC.

                              WARRANT EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise the within Warrant dated March __, 2000 to the extent of purchasing shares of Common Stock of Navtech, Inc. The undersigned hereby makes a payment of $ in payment therefor.



                                     ______________________________
                                     Name of Holder

                                     ______________________________
                                     Signature of Holder
                                     or Authorized Representative

                                     ______________________________
                                     Signature, if jointly held

                                     ______________________________
                                     Name and Title of Authorized
                                     Representative

                                     ______________________________
                                     Address of Holder


                                     ______________________________
                                     Date

                                  NAVTECH, INC.

                             WARRANT ASSIGNMENT FORM

    FOR VALUE RECEIVED,                              hereby sells, assigns and
                        ---------------------------
transfers unto                                        (please typewrite or print
               -------------------------------------
 name of assignee in block letters)

Address _____________________________
the right to purchase shares of Common Stock of Navtech, Inc. represented by this Warrant dated March __, 2000 to the extent of shares and does hereby irrevocably constitute and appoint attorney to transfer the same on the books of the Company with full power of substitution in the premises.

                                  _________________________________
                                  Name of Holder

                                  _________________________________
                                  Signature of Holder or
                                  Authorized Representative

                                  _________________________________
                                  Signature, if jointly held

                                  _________________________________
                                  Name and Title of Authorized
                                  Representative

                                  _________________________________
                                  Date

______________________________
Signature(s) guaranteed: